Exhibit 99.1

M2i Global, Inc. Elevates Major General (Ret) Alberto Rosende to CEO

Brings Vast Experience and Relationships in U.S. Government and Defense

Reno, NV – September 4, 2024 (Accesswire) – M2i Global, Inc. (“M2i,” the “Company,” “we,” “our” or “us”) (OTCQB: MTWO), a Company specializing in the development and execution of a complete global value supply chain for critical minerals for the U.S. government and U.S. free trade partners, is pleased to announce Major General (Ret) Alberto “Al” Rosende as its Chief Executive Officer.

Doug Cole, Executive Chairman of M2i, commented, “Al has been with our company since March 2023 and we are pleased to expand his role and responsibilities, as he has been instrumental in our business dealings with the U.S. government and defense. We have been extremely impressed with his organizational and operational skills and believe Al is ideally suited to lead us through our next phase of growth.”

Major General (Ret) Alberto Rosende, Chief Operating Officer of M2i, stated, “I am thrilled to become the CEO of M2i. I look forward to expanding my responsibilities and leading our team as we continue to leverage the opportunities that exist within the U.S Government and the private sector to improve our critical mineral independence. We have a tremendous opportunity to make a significant and positive impact in this space, integrating innovative technologies to facilitate meeting the growing demands of the energy transition while ensuring we chart a sustainable path for the use of these valuable resources.”

Maj. Gen. (Ret) Alberto Rosende is a results-focused and transformational senior leader. He has over 37 years of command and operational experience in the Army, and 30 years of experience in the global payments industry, where he worked for two of the largest global payment brands, consulting directly with client banks and payment processors in the Latin America and Caribbean Region.

Al’s military career spanned four decades and served in command and staff assignments at every level through Division and at the Component level, including troop command and training command assignments, as well as combat tours in both Afghanistan and Iraq. His final assignment was as the 63d Readiness Division Commanding General, responsible for facilities, human resources support, and general maintenance and storage of equipment in a seven-state region of the Southwest United States, from Arkansas to California. Al received numerous awards and decorations throughout his career, including the Army Distinguished Service Medal, the Legion of Merit, and the Bronze Star, earned during his tours in Afghanistan and Iraq.

His civilian career includes over 30 years of experience in management and consulting in the electronic payments industry. He worked at Visa, Inc., based in Miami, Florida, for over 20 years, where he supported financial institutions in the Latin America and Caribbean Region. His expertise is in fraud prevention and risk management, providing consulting services in both the card issuer and merchant acceptance businesses. Prior to joining Visa, he worked at American Express for over 7 years where he managed operational units in credit, fraud prevention and detection, as well as in-house and outside agency collections.

Al holds a B.S. Degree in Business Administration from Nova Southeastern University, an M.S. Degree in National Resource Strategy from the Eisenhower School for National Security and Resource Strategy, part of the National Defense University, and an M.A. Degree in Education and Human Development from The George Washington University.

About M2i Global, Inc. (OTCQB: MTWO)

M2i Global, Inc., through its subsidiary U.S. Minerals and Metals Corp., is an engineering, research, and services firm that brings together people, technology, and solutions from across government, business, not-for-profits, and academia to provide access and availability to critical minerals and metals for the purpose of defense and economic security. We aim to address this compelling need dictated by the evolving global environment predicated in terms of technology, energy, defense, and climate. The Company’s vision and purpose is to develop and execute a complete global value supply chain for critical minerals for the U.S. and its free trade partners and create a strategic mineral reserve in partnership with the U.S. Federal Government. The reality is that the world outside of China faces a significant dearth of critical minerals necessary to fuel its reemergent manufacturing base. This supply problem leads to a very clear economic opportunity for the Company and others to develop these resources and supply this exploding demand over the next decade and beyond.

For more information, please visit: https://www.M2icorp.com

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Contacts:

IR@M2icorp.com